UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2009

CENTRAL IOWA ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-52429	71-0988301
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3426 East 28th Street North Newton, Iowa	50208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (641) 791-1010

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 26, 2009 Central Iowa Energy, LLC (the “Company”) mailed a letter to its unit holders regarding an asset purchase agreement the Company entered into with Renewable Energy Group, Inc., REG Newton, LLC and REG Newco, Inc. on May 8, 2009. The letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

The Board of Directors of the Company determined effective as of May 22, 2009 to suspend the Company’s qualified matching service (which is also referred to as the Company’s unit trading bulletin board) that is accessible through the Company’s website for the purpose of posting nonfirm quotes for the purchase and sale of the Company’s units. The Board of Directors’ decision was made in light of the asset purchase agreement entered into between the Company, Renewable Energy Group, Inc., REG Newton, LLC, and REG Newco, Inc. on May 8, 2009, the closing of which is anticipated to occur later this year subject to the satisfaction of a variety of closing conditions.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None

(d)	Exhibits

Exhibit No.	Description
99.1	Letter to Unit Holders of Central Iowa Energy, LLC dated May 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL IOWA ENERGY, LLC

May 22, 2009	/s/ John Van Zee

Date	John Van Zee, President and CEO